UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


  PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE
                          ACT OF 1934


Date of Report (Date of Earliest Event Reported) August 13, 1997

                          ELCOTEL, INC.
     (Exact name of registrant as specified in its charter)


       Delaware                     0-15205                    59-2518405
   -----------------               ---------                  ------------
    (State or other               (Commission                (IRS Employer
      jurisdiction                File Number)             Identification No.)
    of incorporation)


                6428 Parkland Drive, Sarasota, Florida 34243
            ---------------------------------------------------
            (Address of principal executive offices) (Zip Code)


                         (941) 758-0389
                      ---------------------
      (Registrant's telephone number, including area code)




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Item 5.  Other Events.
----------------------

          On August 13, 1997, Elcotel, Inc., a Delaware corporation ("Elcotel"), Technology Service Group, Inc., a Delaware corporation ("TSG"), and Elcotel Hospitality Service, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Elcotel ("Merger Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged with and into TSG with TSG as the surviving corporation of such merger (the "Merger"), and as a result of the Merger, TSG will become a wholly-owned subsidiary of Elcotel. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of common stock, par value $.01 per share (the "TSG Common Stock"), of TSG (other than treasury shares or shares held by Elcotel or any subsidiary of Elcotel) will be converted into the right to receive
1.05 shares of common stock, par value $.01 per share (the "Elcotel Common Stock"), of Elcotel.

          Wexford Partners Fund, L.P. ("Wexford"), which owns approximately 52% of TSG's outstanding common stock, and Fundamental Management Corporation ("Fundamental"), which owns approximately 17.6% of Elcotel's outstanding common stock, have entered into a voting agreement pursuant to which Wexford has agreed to vote the shares of TSG Common Stock held by it for the Merger and Fundamental has agreed to vote the shares of Elcotel Common Stock held by it for the issuance of Elcotel Common Stock in the Merger. In addition, upon the closing of the Merger, Wexford and Fundamental will enter into a Stockholders' Agreement that will govern and in certain respects restrict the disposition of shares of Elcotel Common Stock held by each of them and provide for their voting of such shares in favor of nominees for director nominated by the incumbent board of directors of Elcotel until the second annual meeting of stockholders of Elcotel which occurs after the meeting at which the Merger is approved.

          Copies of the Merger Agreement and the Voting Agreement are attached hereto as Exhibit 99.1 and 99.2, respectively. The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits. Elcotel's press release announcing its entering into the Merger Agreement was issued on August 14, 1997. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.3.

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Item 7.  Financial Statements and Exhibits.
-------------------------------------------

               (c)  Exhibits

   Exhibit 99.1 Agreement and Plan of Merger dated as of August 13, 1997 among Elcotel, Inc., Technology Service Group, Inc. and Elcotel Hospitality Service, Inc.

   Exhibit 99.2 Voting Agreement dated as of August 13, 1997 among Elcotel, Inc., Wexford Partners Fund, L.P. and Fundamental Management Corporation.

   Exhibit 99.3     Press Release of Elcotel, Inc. dated August
                    14, 1997.


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                            SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             ELCOTEL, INC.

Dated: August 19, 1997                       By:   /s/ Ronald M. Tobin
                                             -------------------------
                                             Ronald M. Tobin
                                             Chief Financial Officer

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                        INDEX TO EXHIBITS
                        -----------------

Exhibit No.    Description                                           Page No.
-----------    ------------                                          --------

  99.1 Agreement and Plan of Merger dated as of August 13, 1997 among Elcotel, Inc.,
               Technology Service Group, Inc. and
               Elcotel Hospitality Service, Inc.

  99.2 Voting Agreement dated as of August 13, 1997 among Elcotel, Inc., Wexford Partners Fund, L.P.
               and Fundamental Management Corporation

  99.3         Press Release of Elcotel, Inc. dated August 14, 1997

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